UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Act of 1934


                                NOVEMBER 7, 2003
                                Date of Report

                       (Date of earliest event reported)



                         Commission File No. 000-29887


                        SALES STRATEGIES, INCORPORATED
                    (Name of Small Business in its Charter)

                NEVADA                                  91-1944323
    (State of other Jurisdiction              (I.R.S. Employer ID Number)
    of incorporation or organization)



   11300 West Olympic Blvd.-Suite 800, Los Angeles, CA      90064
 (Address of Principal Executive Officers)               (Zip  Code)

      Registrant's telephone number including area code:  (310) 477-9742
                            Fax Number  (310)-473-1470

ITEM 1:    CHANGES IN OFFICERS AND DIRECTORS

The undersigned outside Directors and Officers of SALES STRATEGIES, INC., have accepted their current roles and provided this notification to the State of Nevada. These officers and directors accept the resignation of Mr. R. B.Harris (Prior President/ Director) from the current position on the Board. Mr. Harris does however agree to stay on as an officer to assist Mr. Pawson as the New President/CEO of the Company. They additionally accept the resignation of Mr. Maurice H. Madrid from the Board and as its acting Secretary. The remaining board does herewith accept the appointment of Mr. Roger E. Pawson as its new President/ CEO and Board Chair.

      R. B. Harris                         Maurice H. Madrid
      Resigning President/CEO/Director     Resigning Director/ Acctg. Secretary
      11300 W. Olympic Blvd.-Ste#800       905 N. 1st Avenue
      Los Angeles, CA  90064               Upland, CA 92648

      Nikos Pedafronimos                   Patrick Power
      Director                             Suite 1473, 3 Bentall Centre
      11300 W. Olympic Blvd- Ste#800       P.O. Box 49057
      Los Angeles, CA  90064               Vancouver BC, Canada
                                           V7X1C4
      Roger E. Pawson
      President/CEO/ Director Chair
      11300 W. Olympic Blvd- Ste#800
      Los Angeles, CA  90064



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




SALES STATEGIES, INC.
(Registrant)

By:       /s/ Roger E. Pawson              /s/  Maurice H. Madrid
          -------------------              ----------------------
          Roger E. Pawson                  Maurice H. Madrid
          President/CEO/Director           Resigning Acting Sec/CFO/Director

          /s/ Nikos Pedafronimos           /s/  Patrick Power
          ----------------------           ------------------
          Nikos Pedafronimos               Patrick Power
          Director                         Director

          /s/ R. B. Harris
          ----------------
          R.B.Harris, Resigning Pres/CEO/Director